Exhibit 10.14



                               SVI SOLUTIONS, INC.






================================================================================

                               PURCHASE AGREEMENT


================================================================================




                                  May 29, 2002


                                         SVI SOLUTIONS, INC.



                                 ----------------------------------


                                         PURCHASE AGREEMENT


                                 ----------------------------------



                                          TABLE OF CONTENTS

                                                                                                               PAGE

1.       Definitions..............................................................................................1

         1.1   Definitions........................................................................................1

2.       Sale of Warrant and Convertible Note.....................................................................8

         2.1   Sale...............................................................................................8

         2.2   Delivery and Payment...............................................................................8

3.       Representations and Warranties of the Company............................................................9

         3.1   Organization and Standing..........................................................................9

         3.2   Capitalization.....................................................................................9

         3.3   Authorization......................................................................................9

         3.4   Validity of the Underlying Common Stock...........................................................10

         3.5   SEC Documents.....................................................................................10

         3.6   Preservation of Securities Law Exemption..........................................................10

         3.7   Voting Agreements.................................................................................11

         3.8   Consents..........................................................................................11

         3.9   Finders' Fees.....................................................................................11

         3.10   Investment Company...............................................................................11

         3.11   Compliance with Other Instruments................................................................11

                                                 i

                                                                                                               PAGE

4.       Representations and Warranties of the Purchaser.........................................................12

         4.1   Power and Authority...............................................................................12

         4.2   Due Execution.....................................................................................12

         4.3   Investment Representations........................................................................12

         4.4   Finders' Fees.....................................................................................13

5.       Delivery and Condition..................................................................................13

         5.1   Opinion of the Company's Counsel..................................................................13

         5.2   Certificate of Good Standing......................................................................13

         5.3   Secretary's Certificate...........................................................................13

         5.4   Development Agreement.............................................................................14

         5.5   Escrow Agreement..................................................................................14

         5.6   Reorganization....................................................................................14

6.       Exercise of the Warrant and Conversion of the Face Amount of the Convertible Note.......................14

         6.1   Exercise of the Warrant and Conversion of the Face Amount of the Convertible Note.................14

         6.2   Mechanics of Exercise of the Warrant..............................................................15

         6.3   Mechanics of Conversion of the Face Amount of the Convertible Note................................16

7.       Adjustment to the Applicable Price of the Warrant and the Convertible Note..............................17

         7.1   Adjustment of the Applicable Price................................................................17

         7.2   Adjustment for Stock Dividends, Subdivisions and Combinations.....................................17

         7.3   Adjustments for Other Dividends and Distributions.................................................17

         7.4   Adjustment for Reclassification, Exchange or Substitution.........................................18

         7.5   Adjustment for Reorganizations, Mergers, Consolidations or Asset Sales............................18

         7.6   No Impairment.....................................................................................18

         7.7   Notice of Adjustment of Applicable Price..........................................................19

         7.8   Notice of Certain Corporate Actions...............................................................19

                                                 ii

                                                                                                               PAGE

         7.9   Limitation on Holders' Rights.....................................................................19

         7.10   Reservation of Common Stock......................................................................20

         7.11   Taking of Record; Stock and Warrant Transfer Books...............................................20

         7.12   Replacement of Instruments.......................................................................20

8.       Covenants...............................................................................................21

         8.1   Inspection........................................................................................21

         8.2   Confidential Information..........................................................................21

         8.3   Observation Rights................................................................................21

         8.4   Maintenance of Insurance..........................................................................22

         8.5   Material Changes and Other Notices................................................................22

         8.6   Restrictions on Certain Action....................................................................22

         8.7   Weekly Project Meetings and Other Obligations of the Company......................................22

         8.8   Press Releases....................................................................................22

         8.9   Termination of Covenants..........................................................................23

         8.10   Certain Negative Covenants.......................................................................23

9.       Remedies................................................................................................23

         9.1   Adjustment of the Applicable Price Upon Breach of Covenants.......................................23

         9.2   Notice of Breach..................................................................................24

         9.3   Dispute of Breach Notice..........................................................................24

         9.4   Determination of Breach...........................................................................24

10.      Registration Rights.....................................................................................24

         10.1   Grant of Right...................................................................................24

         10.2   Certain Definitions..............................................................................25

         10.3   Piggyback Registration...........................................................................25

         10.4   Form S-3.........................................................................................27

                                             iii

                                                                                                               PAGE

         10.5   Expenses of Registration.........................................................................28

         10.6   Obligations of the Company.......................................................................28

         10.7   Obligations of the Holders.......................................................................30

         10.8   Rule 144 Reporting...............................................................................30

         10.9   Termination of Registration Rights...............................................................31

11.      Transfer................................................................................................31

         11.1   Transfers Generally..............................................................................31

         11.2   Disposition of Securities........................................................................31

         11.3   Transfers of Restricted Securities Pursuant to Registration Statements and Rule 144, Etc.........32

         11.4   Notice of Certain Transfers......................................................................32

         11.5   Restrictive Legend...............................................................................32

         11.6   Termination of Restrictions......................................................................32

         11.7   Transfer, Division and Combination...............................................................32

12.      Release.................................................................................................33

13.      Survival; Indemnification...............................................................................34

         13.1   Survival.........................................................................................34

         13.2   Indemnification by the Company and the Purchaser.................................................34

         13.3   Notification by Indemnified Party................................................................37

14.      Miscellaneous...........................................................................................37

         14.1   Entire Agreement.................................................................................37

         14.2   Governing Law....................................................................................38

         14.3   Counterparts.....................................................................................38
         14.4   Jurisdiction.....................................................................................38

         14.5   Attorneys' Fees..................................................................................38

         14.6   Waiver of Jury Trial.............................................................................38


                                                 iv

                                                                                                               PAGE

         14.7   Headings.........................................................................................38

         14.8   Notices..........................................................................................38

         14.9   Severability.....................................................................................39

         14.10   Delays or Omissions.............................................................................40

         14.11   Amendments and Waivers..........................................................................40

A.       FORM OF WARRANT
         Notice of Exercise
         Form of Assignment

B.       FORM OF CONVERTIBLE NOTE
         Notice of Conversion
         Form of Assignment

C.       SCHEDULE OF EXCEPTIONS
D.       FORM OF OPINION
E.       DEVELOPMENT AGREEMENT
F.       FORM OF ESCROW AGREEMENT

                               SVI SOLUTIONS, INC.

                       -----------------------------------

                               PURCHASE AGREEMENT

                       -----------------------------------



         This Purchase Agreement (the "AGREEMENT") is entered into as of the 29th day of May 2002, by and between Toys "R" Us, Inc., a Delaware corporation, (the "PURCHASER") and SVI Solutions, Inc., a Delaware corporation, (the "COMPANY").

         WHEREAS, the Company desires to raise additional capital through the sale and issuance of (i) a Warrant, as hereinafter described, and (ii) a Convertible Note, as hereinafter described, to the Purchaser;

         WHEREAS, the Purchaser desires to enter into this Agreement to acquire
(i) the Warrant and (ii) the Convertible Note on the terms and conditions set forth herein;

         WHEREAS, each party hereto desires to release the other from Claims arising prior to execution of this Agreement, including without limitation, arising out of, derived from, predicated upon or relating to the professional services agreement dated as of July 10, 2001 between SVI Retail, Inc. and Purchaser;

         WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company and Purchaser are entering into a new development agreement (the "DEVELOPMENT AGREEMENT" and together with the Warrant, the Convertible Note and this Agreement, collectively the "TRANSACTION DOCUMENTS") as a condition to Purchaser entering into this Agreement;

         WHEREAS, the Company has entered into the Transaction Documents and granted Purchaser certain material benefits in consideration for and the expectation of Purchasers full, complete and punctual performance under the Development Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agreement mutually agree as follows:

         1.       DEFINITIONS.

                  1.1 DEFINITIONS

                  1. Except as expressly provided herein, the following terms shall have the following meanings (all terms in this Section 1 or in other provisions of this Agreement in the singular to have the same meanings in the plural and vice versa):

                  2. "ADDITIONAL SHARES OF COMMON STOCK" shall mean all shares (including treasury shares) of Common Stock issued or sold by the Company on or after the date hereof, other than (a) the shares of Common Stock to be issued upon exercise of the Warrant, (b) the shares of Common Stock to be issued upon conversion of the Face Amount of the Convertible Note, (c) the shares of Common Stock to be issued pursuant to the 1989 Plan and the 1998 Plan, (d) the shares of Common Stock to be issued to Softline upon conversion of the Softline Preferred Shares, and (e) shares of Common Stock issued to officers, directors or employees of or consultants to the Company pursuant to other stock option or stock purchase plans or agreements on terms approved by the Board.

                  3. "AFFILIATE" shall have the meaning assigned thereto in Rule 12b-2 of the Exchange Act.

                  4. "AGREEMENT" shall have the meaning assigned in the forepart of this agreement.

                  5. "AMEX" shall mean the American Stock Exchange.

                  6. "APPLICABLE LAWS" shall mean any applicable statutes, laws, ordinances, rules and regulations of any Governmental Authority of competent jurisdiction and any filing requirements relating thereto.

                  7. "APPLICABLE PRICE" shall mean, with respect to the issuance of securities by the Company to any Person, the Conversion Price or Exercise Price, as the case may be.

                  8. "BOARD" shall mean the Board of Directors of the Company.

                  9. "BREACH NOTICE" shall have the meaning assigned to such term in Section 9.2 of this Agreement.

                  10. "BREACH OCCURRENCE" shall have the meaning assigned to such term in Section 9.1 of this Agreement.

                  11. "BUSINESS DAY" shall mean any day on which commercial banks are not authorized or required to close in New York City.

                  12. "CAPITAL REORGANIZATION" shall have the meaning assigned to such term in Section 7.5 of this Agreement.

                  13. "CLAIMS" shall have the meaning assigned to such term in
Section 12(a) of this Agreement.

                  14. "COMMENCEMENT DATE" shall have the meaning assigned to such term in Section 6.1 of this Agreement.

                  15. "COMMISSION" shall mean the Securities and Exchange Commission or any other similar or successor agency of the Federal government with primary responsibility for administering the Securities Act.

                  16. "COMMON STOCK" shall mean the Company's authorized Common Stock, par value $0.0001 per share, and any stock into which such Common Stock may thereafter be changed, including any subdivisions, combinations, consolidation, splits or reclassifications thereof.

                  17. "COMPANY" shall have the meaning assigned to such term in the forepart of this Agreement, and shall include any successors and permitted assigns of the Company.

                  18. "COMPANY INDEMNIFIED PARTY" shall have the meaning assigned to such term in Section 13.2(b) of this Agreement.

                  19. "COMPANY LOSSES" shall have the meaning assigned to such term in Section 13.2(b) of the Agreement.

                  20. "COMPLETION DATE" shall have the meaning assigned to such term in the Development Agreement.

                  21. "CONVERSION PERIOD" shall have the meaning assigned to such term in Section 6.1 of this Agreement.

                  22. "CONVERSION PRICE" shall have the meaning assigned to such term in Section 2.1 of the Agreement, as adjusted from time to time pursuant to the provisions hereof.

                  23. "CONVERTIBLE NOTE" shall mean the convertible note certificate in the form of Exhibit B to this Agreement, originally issued pursuant to this Agreement, and all Convertible Notes issued upon transfer, division or combination of, or in substitution for, any thereof.

                  24. "CONVERTIBLE NOTE STOCK" shall mean the shares of Common Stock purchasable or purchased upon the conversion of the Face Amount of the Convertible Note issued by the Company, including any such Common Stock into which such Common Stock may thereafter be changed.

                  25. "CURRENT MARKET PRICE" means (i) if the Common Stock is traded on a securities exchange, the average of the closing price each day over the five (5) consecutive day period ending three days before the day the Current Market Price of the securities is being determined, (ii) if the Common Stock is actively traded over-the counter, the average of the closing bid and asked prices quoted on the AMEX system (or similar system) each day over the five (5) consecutive day period ending three days before the day the Current Market Price of the securities is being determined, or (iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the AMEX System or the over-the-counter market, then the Fair Value.

                  26. "DEVELOPMENT AGREEMENT" shall have the meaning assigned to such term in the forepart of this Agreement.

                  27. "ESCROW AGREEMENT" shall have the meaning assigned to such term in Section 5.5 of this Agreement.

                  28. "EVENT OF DEFAULT" shall have the meaning assigned to such term in Exhibit B attached hereto.

                  29. "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time or any replacement act.

                  30. "EXERCISE PERIOD" shall have the meaning assigned to such term in Section 6.1 of this Agreement.

                  31. "EXERCISE PRICE" shall have the meaning assigned to such term in Section 2.1 and form of Warrant attached as Exhibit A hereto, as adjusted from time to time pursuant to the provisions hereof.

                  32. "EXPIRATION DATE" shall mean the earlier of 7 years from the date hereof or 3 years from the Completion Date (as defined in the Development Agreement).

                  33. "FACE AMOUNT" shall have the meaning assigned to such term in Exhibit B attached hereto.

                  34. "FAIR VALUE" per share of Common Stock (or other property as the case may be) shall be the fair market value as determined in good faith by the Board, provided that if the Holder disagrees with such determination, then the Company and the Holder shall each designate a representative, and such representatives will meet and use their best efforts to reach an agreement on the Fair Value. If the representatives designated by the Company and the Holder are unable to reach such an agreement, then the Holder will submit a list of at least three independent appraisers each of which is a recognized independent expert experienced in valuing businesses similar or related to the principal business of the Company and its Subsidiaries. The Company shall select one of the independent appraisers set forth on such list. The independent appraiser so selected by the Company will determine the fair market value of a share of Common Stock (or other property, as the case may be) and its determination thereof will be final and binding on all parties concerned. The Company will provide the independent appraiser so selected by the Company with all information about the Company and its Subsidiaries that such independent appraiser reasonably deems necessary for determining the Fair Value. The fees and expenses of the appraisal process (including those of the independent appraiser) will be paid by the Company. The Company may require that the independent appraiser keep confidential any non-public information received as a result of this paragraph pursuant to reasonable confidentiality arrangements.

                  35. "GAAP" shall mean United States generally accepted accounting principles applied on a consistent basis.

                  36. "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any such government.

                  37. "HOLDER" shall mean the Purchaser or, alternatively, any Permitted Transferee who holds the Warrant, Warrant Stock, the Convertible Note or Convertible Note Stock.

                  38. "INCENTIVE STOCK OPTION PLANS" shall mean the 1989 Plan and the 1998 Plan.

                  39. "INDEMNIFIED PARTY" shall have the meaning assigned to such term in Section 13.2(c) of this Agreement.

                  40. "INDEMNIFYING PARTY" shall have the meaning assigned to such term in Section 13.2(c) of this Agreement.

                  41. "KNOWLEDGE OF THE COMPANY" shall mean the actual knowledge of any executive officer of the Company without independent investigation.

                  42. "LIEN" shall mean any pledge, assignment, hypothecation, mortgage, security interest, deposit arrangement, conditional sale or title retaining contract, sale and leaseback transaction, financing statement filing, or any other type of lien, charge, encumbrance or preferential arrangement.

                  43. "LOSSES" shall have the meaning assigned to such term in
Section 13.2(a) of this Agreement.

                  44. "MATERIAL ADVERSE EFFECT" means any material adverse change or effect (i) on the business, assets, properties, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries, taken as a whole, or (ii) which would, directly or indirectly, prevent or materially impede or delay the Company's obligations under this Agreement or the other Transaction Documents, except in the case of either (i) or (ii) for any change or effect (x) specifically set forth in the Schedule of Exceptions or (y) relating to financial markets or the economy in general.

                  45. "1989 INCENTIVE STOCK OPTION PLAN" OR THE "1989 PLAN" shall mean the Company's 1989 Incentive Stock Option Plan, the term of which expired in October 1999.

                  46. "1998 INCENTIVE STOCK OPTION PLAN" OR THE "1998 PLAN" shall mean the Company's 1998 Incentive Stock Option Plan, as amended in August 2000.

                  47. "NOTICE OF CONVERSION" shall have the meaning assigned to such term in Section 6.3(i) of this Agreement.

                  48. "NOTICE OF EXERCISE" shall have the meaning assigned to such term in Section 6.2(i) of this Agreement.

                  49. "PERMITTED TRANSFER" shall mean a transfer to a Permitted Transferee by a Holder.

                  50. "PERMITTED TRANSFEREE" shall mean an "Affiliate" or "Subsidiary" of a Holder as those terms are defined in Rule 405 under the Securities Act who agrees to be bound by the terms of this Agreement and the Warrant or the Convertible Note, as the case may be.

                  51. "PERSON" shall mean a corporation, an association, a limited liability company, a partnership, a joint venture, an organization, a business, an individual or a Government Authority.

                  52. "PROCEEDING" shall have the meaning assigned to such term in Section 14.5 of this Agreement.

                  53. "PURCHASE PRICE" shall have the meaning assigned to such term in Section 2.1 of this Agreement.

                  54. "PURCHASER" shall have the meaning assigned to such term in the forepart of this Agreement.

                  55. "PURCHASER INDEMNIFIED PARTY" shall have the meaning assigned to such term in Section 13.2(a) of this Agreement.

                  56. "REGISTER," "REGISTERED" or "REGISTRATION" shall have the meaning assigned to such term in Section 10.2(a) of this Agreement.

                  57. "REGISTRABLE SECURITIES" shall have the meaning assigned to such term in Section 10.2(b) of this Agreement.

                  58. "REGISTRATION EXPENSES" shall have the meaning assigned to such term in Section 10.5 of this Agreement.

                  59. "REGISTRATION STATEMENT" shall have the meaning assigned to such term in Section 10.2(a) of this Agreement.

                  60. "RELATED PARTIES" shall have the meaning assigned to such term in Section 12(a) of this Agreement.

                  61. "REORGANIZATION" shall have the meaning assigned to such term in Section 5.6 of this Agreement.

                  62. "REPRESENTATIVES" shall have the meaning assigned to such term in Section 8.3 of this Agreement.

                  63. "RESTRICTED CERTIFICATE" shall mean a certificate for Warrants, Convertible Notes or Underlying Common Stock, as the case may be, required to bear the restrictive legend set forth in Exhibit A and Exhibit B attached hereto and incorporated herein by reference.

                  64. "RESTRICTED SECURITIES" shall mean Underlying Common Stock evidenced by a Restricted Certificate, Warrants evidenced by a Restricted Certificate and Convertible Notes evidenced by a Restricted Certificate.

                  65. "RULE 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act and any successor provision thereto, all as the same shall be in effect at the time.

                  66. "SCHEDULE OF EXCEPTIONS" shall have the meaning assigned to such term in Section 3 of this Agreement.

                  67. "SEC DOCUMENTS" shall have the meaning assigned to such term in Section 3.5 of this Agreement.

                  68. "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time or any replacement act.

                  69. "SENIOR INDEBTEDNESS" shall have the meaning assigned in Exhibit B attached hereto.

                  70. "SOFTLINE" shall have the meaning assigned to such term in
Section 5.6 of this Agreement.

                  71. "SOFTLINE PREFERRED SHARES" shall have the meaning assigned to such term in Section 5.6 of this Agreement.

                  72. "SUBSIDIARY" shall mean, for any Person, any corporation or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the Board or other persons performing similar functions of such corporation or other entity is at the time directly or indirectly owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                  73. "SUPERSEDED DOCUMENTS" shall have the meaning assigned to such term in Section 12(a) of this Agreement.

                  74. "TRANSACTION DOCUMENTS" shall have the meaning assigned to such term in the forepart of this Agreement.

                  75. "TRANSFERRED CONVERTIBLE NOTE" shall have the meaning assigned to such term in Section 11.7 of this Agreement.

                  76. "TRANSFERRED WARRANT" shall have the meaning assigned to such term in Section 11.7 of this Agreement.

                  77. "UNDERLYING COMMON STOCK" shall mean the underlying shares of Common Stock issuable upon exercise of the Warrant or conversion of the Face Amount of the Convertible Note as adjusted from time to time hereunder.

                  78. "WARRANT" shall mean the warrant certificate in the form of Exhibit A to this Agreement, originally issued by the Company pursuant to this Agreement, and all Warrants issued upon transfer, division or combination of, or in substitution for, any thereof. All Warrants shall at all times be identical as to terms and conditions and expiration date, except as to the Underlying Common Stock for which they may be exercised.

                  79. "WARRANT STOCK" shall mean the shares of Common Stock of the Company purchasable or purchased upon the exercise of Warrant issued by the Company, including any such Common Stock into which such Common Stock may thereafter be changed.

         2.       SALE OF WARRANT AND CONVERTIBLE NOTE.

                  2.1 SALE. Subject to the terms and conditions of this Agreement, (i) the Company agrees to sell and issue to the Purchaser and the Purchaser agrees to purchase from the Company a Warrant, exercisable upon seventy-five (75) days notice, which entitles the Purchaser to purchase 2,500,000 shares of the Company's Common Stock at an exercise price of $0.553 per share, as adjusted from time to time pursuant to the provisions hereof (the "EXERCISE PRICE") and in the form of Warrant attached hereto as Exhibit A and incorporated herein by reference and (ii) the Company agrees to sell and issue to the Purchaser and the Purchaser agrees to purchase from the Company a Convertible Note which entitles the Purchaser to convert the Face Amount of the Convertible Note, upon seventy-five (75) days notice, into shares of the Company's Common Stock at a conversion price of $0.553 per share, as adjusted from time to time pursuant to the provisions hereof (the "CONVERSION PRICE") and in the form of Convertible Note attached hereto as Exhibit B and incorporated herein by reference for the purchase price (the "PURCHASE PRICE") of one million three hundred eighty two thousand six hundred and two dollars ($1,382,602.00), paid in installments as provided in Section 2.2 of the Agreement.

                  2.2 DELIVERY AND PAYMENT. The Company agrees to deliver the Warrant and the Convertible Note to the Purchaser upon execution of this Agreement and Purchaser agrees to pay the following amounts at the time indicated by wire transfer or by such other means as shall be mutually agreed upon by the Company and the Purchaser; PROVIDED, HOWEVER, the Purchaser shall not be required to make any additional payments under this Section 2.2 if the Development Agreement has been terminated by Purchaser pursuant to and in accordance with Section 1.3, Section 1.4(b) or Section 1.4(c)(i), (c)(ii) or
(c)(iii) thereof.


                                PAYMENT SCHEDULE
                                ----------------
DATE                                                              AMOUNT
----                                                              ------
Prior to the date hereof................................       $324,235.00
May 29, 2002............................................        $50,000.00
June 26, 2002...........................................       $500,000.00
July 29, 2002...........................................       $140,000.00
August 28, 2002.........................................       $140,000.00
September 27, 2002......................................       $228,367.00

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Subject to and except as disclosed by the Company in the Schedule of Exceptions attached hereto as Exhibit C and incorporated herein by reference (the "SCHEDULE OF EXCEPTIONS"), the Company makes the following representations and warranties to the Purchaser as of the date hereof.

                  3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as currently proposed to be conducted. The Company is duly qualified and authorized to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for any failures to be so qualified which would not, individually or in the aggregate, have and reasonably be expected to have a Material Adverse Effect.

                  3.2 CAPITALIZATION. The authorized capital stock of the Company consists of:

                           (a) PREFERRED STOCK: 5,000,000 shares of preferred
stock, $.0001 par value, 141,000 shares of which are issued and outstanding.

                           (b) COMMON STOCK: 100,000,000 shares of Common Stock,
$.0001 par value, of which 28,566,941 shares are issued and outstanding (the "COMMON STOCK").

         All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and were issued in compliance with all Applicable Laws. The Company has duly and validly reserved (i) 2,500,000 shares of Common Stock for issuance upon exercise of the Warrant; (ii) 2,500,000 shares of Common Stock for issuance upon conversion of the Face Amount of the Convertible Note; (iii) 6,100,000 shares of the Company's Common Stock for issuance under the Incentive Stock Option Plans, pursuant to which 761,575 shares of Common Stock are issued and outstanding, options to purchase 4,459,749 shares are outstanding, and 878,676 shares remain available for future grant; (iv) 1,046,812 shares of Common Stock issuable on the exercise of non-statutory stock options granted to non-employees; and (v) 3,966,639 shares of Common Stock issuable on the exercise of warrants outstanding.

                  3.3 AUTHORIZATION. All corporate action on the part of the Company and its Subsidiaries, officers, directors and shareholders necessary for
(i) the authorization, execution and delivery of the Transaction Documents, (ii) the performance of all the Company's obligations hereunder and thereunder and
(iii) the authorization, issuance, conversion, sale and delivery of the Warrant and the Convertible Note and the reservation of the Underlying Common Stock has been taken prior to the date hereof. The Transaction Documents, when executed and delivered by Purchaser, will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights, and subject to general principles of equity and to limitations of equitable relief.

                  3.4 VALIDITY OF THE UNDERLYING COMMON STOCK. The exercise of the Warrant and the conversion of the Face Amount of the Convertible Note into the Underlying Common Stock will not be subject to any preemptive rights, rights of first refusal or other preferential rights that have not been waived, and the Underlying Common Stock when issued upon exercise of the Warrant or conversion of the Face Amount of the Convertible Note will be duly and validly issued (including, without limitation, issued in compliance with all Applicable Laws), fully paid and nonassessable and will be free of any Liens; PROVIDED, however, that the Underlying Common Stock will be subject to restrictions on transfer as set forth herein or imposed by applicable securities laws.

                  3.5 SEC DOCUMENTS. The Company has filed with the Commission all forms, reports, schedules, statements and other documents required to be filed with the Commission by the Company (together with all information incorporated therein by reference, the "SEC DOCUMENTS"). Except as set forth in
Section 3.9 of the Schedule of Exceptions attached hereto, no Subsidiary of the Company is required to file any form, report, schedule, statement or other document with the Commission. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents at the time they were filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Document has been revised or superseded by a later filed SEC Document, none of the SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-QSB of the Commission and except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring year-end audit adjustments).

                  3.6 PRESERVATION OF SECURITIES LAW EXEMPTION. Assuming the accuracy of Purchaser's representations and warranties set forth in Section 4.3 hereof, the issuance of the Warrant and the Convertible Note as contemplated by this Agreement are exempt from the registration requirements of any Applicable Laws, and neither the Company nor any authorized agent acting on its behalf to the Knowledge of the Company has taken or will take any action hereafter that would cause the loss of such exemption.

                  3.7 VOTING AGREEMENTS. The Company has no agreement, obligation or commitment with respect to the election of any individual or individuals to the Board and, to the Knowledge of the Company, there is no voting agreement or other arrangement among its shareholders with respect to the election of any individual or individuals to the Board or for any other purpose.

                  3.8 CONSENTS. Except as provided in Schedule 3.8, no consent, approval, order, license, permit or authorization of, or notification, registration, declaration or filing with, any Governmental Authority or any other Person is required to be obtained or made by or with respect to the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of the Transaction Documents or the consummation of the transactions contemplated thereby, including but not limited to, the issuance and sale of the Warrant, the Convertible Note and the Underlying Common Stock.

                  3.9 FINDERS' FEES. The Company has retained no finder or broker in connection with the transactions contemplated by the Transaction Documents and will have no liability to any such person in connection with the transactions contemplated hereby.

                  3.10 INVESTMENT COMPANY. Neither the Company nor any person controlling the Company is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  3.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation of any provisions of its articles of incorporation or its bylaws in effect on and as of the date hereof, or of any provisions of any judgment, decree or order by which it is bound. The execution and delivery by the Company of the Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms thereof, and the issuance and sale of the Warrant, the Convertible Note and the Underlying Common Stock pursuant thereto, will not breach, conflict with, or result in any violation of or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, or result in the creation or imposition of any Lien upon any of the properties or assets of the Company under, (a) any loan or credit agreement, note, bond, mortgage, indenture, deed of trust, license, franchise, lease, contract, commitment, permit, agreement, understanding, instrument or obligation or other arrangement to which the

Company is a party or by which the Company or any of its properties or assets may be bound or affected, (b) any provision of the certificate of incorporation or bylaws of the Company, (c) any Applicable Law, in the case of subsections (a) and (c) as would not, individually or in the aggregate, have or reasonably be expected to have a Material Adverse Effect.

         4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows.

                  4.1 POWER AND AUTHORITY. The Purchaser has the requisite power and authority to enter into the Transaction Documents, to purchase the Warrant and the Convertible Note subject to all of the terms under this Agreement, and to carry out and perform its obligations under the terms of this Agreement.

                  4.2 DUE EXECUTION. This Agreement has been duly authorized, executed and delivered by the Purchaser, and, upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Purchaser.

                  4.3 INVESTMENT REPRESENTATIONS.

                           (a) The Warrant, the Convertible Note and the
Underlying Common Stock to be received by the Purchaser will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same.

                           (b) The Purchaser is an "accredited investor" as that
term is defined in Section 501(a) of the Rules promulgated under the Securities Act, is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. The Purchaser has had access, during the course of the transactions and prior to its purchase of the Warrant and the Convertible Note, to all such information as it deemed necessary or appropriate (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) and that it has had, during the course of the transactions and prior to its purchase of the Warrant and the Convertible Note, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain additional information (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to it or to which it had access.

                           (c) The Purchaser understands that the Warrant and
the Convertible Note (and the Underlying Common Stock) may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Warrant and the Convertible Note (or the Underlying Common Stock) or an available exemption from registration under the Securities Act, the Warrant and the Convertible Note (and the Underlying Common Stock) must be held indefinitely.

                           (d) The Purchaser understands that the Warrant (and
the Underlying Common Stock) will be endorsed with a legend in the form provided in Exhibit A attached hereto.

                           (e) The Purchaser understands that the Convertible
Note (and the Underlying Common Stock) will be endorsed with a legend in the form provided in Exhibit B attached hereto.

                  4.4 FINDERS' FEES. The Purchaser has retained no finder or broker in connection with the transactions contemplated by the Transaction Documents and will have no liability to any such person in connection with the transactions contemplated hereby.

         5. DELIVERY AND CONDITION. On or before the date hereof, the Company has delivered to the Purchaser each of the following documents and the Reorganization (as defined below) has occurred:

                  5.1 OPINION OF THE COMPANY'S COUNSEL. The Purchaser has received from counsel to the Company an opinion letter addressed to them, dated the date hereof, in the form attached hereto as Exhibit D.

                  5.2 CERTIFICATE OF GOOD STANDING. There has been delivered to the Purchaser a Certificate of Good Standing for the Company from the Secretary of State of the State of Delaware, dated within ten (10) days prior to the date hereof.

                  5.3 SECRETARY'S CERTIFICATE. There has been delivered to the Purchaser a certificate, dated as of the date hereof, signed by the Company's Secretary or an Assistant Secretary and in form and substance satisfactory to the Purchaser, that certifies (i) the names of its officers authorized to sign the Transaction Documents, the Warrant and the Convertible Note and the other documents, instruments or certificates to be delivered pursuant to the Transaction Documents by the Company or any of its officers, together with true signatures of such officers; (ii) that the copy of Board's resolutions attached thereto evidencing the approval of the Transaction Documents, the issuance of the Warrant and the Convertible Note, the completion of the Reorganization and the other matters contemplated hereby was duly adopted and is in full force and effect; and (iii) that the matters set forth in Section 5.6 have been completed consistently with the terms set forth in such section.

                  5.4 DEVELOPMENT AGREEMENT. The Company and the Purchaser shall have entered into a new Development Agreement in the form of Exhibit E attached hereto.

                  5.5 ESCROW AGREEMENT. The Company, the Purchaser and a third party fiduciary shall have entered into the Escrow Agreement in the form of Exhibit F attached hereto.

                  5.6 REORGANIZATION. As a condition precedent to the Purchaser's obligations hereunder, the Company shall have completed a series of transactions whereby (i) Softline Limited ("SOFTLINE") surrendered 10,700,000 shares of the Company's Common Stock in exchange for a $7.0 million note payable by Kielduff Investments Limited held by the Company; (ii) Softline surrendered and cancelled an $12.3 million subordinated promissory note payable by the Company held by Softline in exchange for up to 141,000 shares of the Company's preferred stock, par value $0.0001, (the "SOFTLINE PREFERRED SHARES") with the terms set forth in the Certificate of Designations of the Company filed with the Secretary of State of the state of Delaware on April 1, 2002; (iii) the Company has entered into a "stand-still" agreement with Union Bank of California, N.A. to extend the maturity date of the Company's indebtedness until August 2003 and
(iv) the Company has completed the sale of SVI Retail (Pty) Limited (Australia), its wholly owned Australian Subsidiary (collectively, the "REORGANIZATION").

         6. EXERCISE OF THE WARRANT AND CONVERSION OF THE FACE AMOUNT OF THE CONVERTIBLE NOTE.

                  6.1 EXERCISE OF THE WARRANT AND CONVERSION OF THE FACE AMOUNT OF THE CONVERTIBLE NOTE. The Warrant and the Convertible Note shall be exercisable or convertible in whole or in part during the period commencing on the date hereof (the "COMMENCEMENT DATE") and ending at 5:00 p.m., New York City time, on the Expiration Date (the "EXERCISE PERIOD" with respect to the Warrant and the "CONVERSION PERIOD" with respect to the Convertible Note). Upon seventy-five (75) days notice to the Company, each Holder may, on one or more occasions, on any Business Day, in whole or in part:

                           (a) exercise all or a portion of the Warrant into
Warrant Stock in accordance with the terms of the Warrant,

                           (b) convert all or a portion of the Face Amount of
the Convertible Note into Convertible Note Stock in accordance with the terms of the Convertible Note.

80. All Underlying Common Stock issuable upon the exercise of the Warrant upon payment therefore in accordance herewith, or conversion of the Face Amount of the Convertible Note, shall be duly and validly issued by the Company, fully paid and non-assessable and free and clear of all Liens.

81. The Company shall not be required to issue a fractional share of Common Stock upon the exercise of any portion of the Warrant or the conversion of any portion of the Face Amount of the Convertible Note. As to any fraction of a share of Common Stock which a Holder would otherwise be entitled to purchase upon such exercise or conversion, the Company at its option may in lieu of the issuance of a fractional share either (i) pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction multiplied by the Applicable Price on the date of exercise or (ii) issue a number of shares of Common Stock rounded up or down to the next whole share.

82. If, anytime prior to February 28, 2004, the Purchaser terminates the Development Agreement pursuant to and in accordance with Section 1.4(a) or
Section 1.4(b) thereof, the Purchaser shall only be entitled to exercise the Warrant or convert the Face Amount of the Convertible Note for that number of shares of Common Stock for which the Warrant or the Convertible Note are exercisable or convertible, as the case may be, upon the effective date of such termination. If, anytime prior to February 28, 2004, the Company terminates the Development Agreement pursuant to and in accordance with Section 1.3 thereof, the Purchaser may not exercise the Warrant or convert the Face Amount of the Convertible Note in whole or in part. If, anytime prior to February 28, 2004, the Purchaser terminates the Development Agreement pursuant to and in accordance with Section 1.3 thereof, the Purchaser shall be entitled to exercise the Warrant for 2,500,000 shares of Common Stock and the Face Amount of the Convertible Note shall be $1,382,602.

                  6.2 MECHANICS OF EXERCISE OF THE WARRANT. In order to exercise the Warrant the Holder shall deliver to the Company:

                  (i) written notice of such Holder's election to exercise all or some of such Warrant, in the form of the Notice of Exercise included in Exhibit A attached hereto (or a reasonable facsimile thereof) (the "NOTICE OF EXERCISE"); and

                  (ii) such Warrant; and

                  (iii) cash or a certified or bank check or checks payable to the Company or cancellation by the Holder of indebtedness or other obligations of the Company to the Holder in an aggregate amount equal to the Exercise Price multiplied by the number of shares of Underlying Common Stock exercised by the Warrant.

On the seventy-fifth day following the Company's receipt of the form of the Notice of Exercise included in Exhibit A attached hereto, the Company shall issue and deliver to such Holder a stock certificate or certificates representing the Warrant Stock issuable by virtue of the exercise of any Warrant.

83. If such Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the Warrant Stock, execute and deliver to such Holder a new Warrant evidencing the rights of such Holder to purchase the unpurchased Underlying Common Stock called for by such Warrant, which new Warrant shall in all other respects be identical with the surrendered Warrant.

84. Notwithstanding anything to the contrary in Section 6.2 (iii), if the Exercise Price is less than the Current Market Price of one share of Common Stock the Holder may elect to exercise the Warrant by cashless exercise, in lieu of exercising the Warrant for cash, and receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being surrendered) by surrender of the Warrant at the principal office of the company together with a properly executed and delivered form of the Notice of Exercise included in Exhibit A attached hereto in which event the Company shall issue to the Holder a number of shares of Warrant Stock computed using the following formula:

                          Y (A-B)
                  X =  ----------
                            A

                  Where:

                  X = number of shares of Warrant Stock to be issued to the
                      Purchaser
                  Y = number of shares of Warrant Stock purchasable under
                      the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised
                  A = Current Market Value
                  B = Exercise Price

                  6.3 MECHANICS OF CONVERSION OF THE FACE AMOUNT OF THE CONVERTIBLE NOTE. In order to convert the Convertible Note the Holder shall deliver to the Company:

                  (i) a written notice of such Holder's election to convert all or a portion of the Face Amount of such Convertible Note, in the form of the Notice of Conversion included in Exhibit B attached hereto (or a reasonable facsimile thereof) (the "NOTICE OF CONVERSION") ; and

                  (ii) such Convertible Note.

On the seventy-fifth day following the Company's receipt of the form of the Notice of Conversion included in Exhibit B attached hereto, the Company shall issue and deliver to such Holder a stock certificate or certificates for a number of shares of Convertible Note Stock equal to the Face Amount of the Convertible Note divided by the Conversion Price.

If the Face Amount of such Convertible Note shall have been converted only in part, the Company shall, at the time of delivery of the certificate or certificates representing the Convertible Note Stock to which the Holder is entitled, execute and deliver to such Holder a new Convertible Note of any authorized denomination as requested by a Holder in an aggregate principal amount equal to and in exchange for the unredeemed portion of the Face Amount of the Convertible Note, which new Convertible Note shall in all other respects be identical with the surrendered Convertible Note.

         7. ADJUSTMENT TO THE APPLICABLE PRICE OF THE WARRANT AND THE CONVERTIBLE NOTE.

                  7.1 ADJUSTMENT OF THE APPLICABLE PRICE. The Applicable Price shall be subject to adjustment from time to time as set forth in this Section 7 and Section 9.1 hereof. All of the adjustments referred to in this Section 7 shall apply only to the Warrants which have not yet been exercised or to the Face Amount of the Convertible Note which has not yet been converted.

                  7.2 ADJUSTMENT FOR STOCK DIVIDENDS, SUBDIVISIONS AND COMBINATIONS. If the Company shall at any time from the Commencement Date:

                  (a) declare or pay, without consideration, a dividend payable in Additional Shares of Common Stock, or

                  (b) subdivide or reclassify its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the Applicable Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, proportionately decrease or increase as appropriate.

                  7.3 ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time, or from time to time after, the Commencement Date shall make or issue, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or other assets or properties, then and in each such event provision shall be made so that the Holders of the Warrant and the Convertible Note shall receive in addition to the number of shares of Common Stock receivable upon exercise of the Warrant or conversion of the Face Amount of the Convertible Note, the amount of securities of the Company or other assets or properties that they would have received had their Warrant or Convertible Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the applicable exercise date of conversion date, as the case may be, retained such securities or other assets or properties receivable by them as aforesaid during such period giving application to all adjustments called for during such period, under this paragraph with respect to the rights of the Holders of the Warrant and the Convertible Note.

                  7.4 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If at any time after the Commencement Date the Common Stock issuable upon the exercise of the Warrant or conversion of the Face Amount of the Convertible Note shall be changed into the same or a different number of shares of any class or classes of stock, whether by Capital Reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, stock dividend or reorganization, reclassification, merger, consolidation or asset sale provided for elsewhere in this Section 7), then and in each such event and concurrently upon such event's effectiveness the Applicable Price shall be proportionately adjusted so that the Warrant and the Convertible Note shall be convertible into, in lieu of the number of shares of Common Stock which the Holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the Holders upon exercise of the Warrant and conversion of the Face Amount of the Convertible Note immediately prior to such event.

                  7.5 ADJUSTMENT FOR REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR ASSET SALES. If at any time after the Commencement Date there is a merger, consolidation, recapitalization, sale of all or substantially all of the Company's assets or reorganization involving the Common Stock (collectively, a "CAPITAL REORGANIZATION"), as part of such Capital Reorganization, provision shall be made so that the Holders of the Warrants and the Convertible Notes will thereafter be entitled to receive upon exercise or conversion the number of shares of stock or other securities or property of the Company to which a Holder of the number of shares of Common Stock deliverable upon conversion would have been entitled on such Capital Reorganization, subject to adjustment in respect to such stock or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 7 with respect to the rights of the Holders of the Warrants and the Convertible Notes after the Capital Reorganization to the end that the provisions of this Agreement (including adjustment of the Applicable Price then in effect and the number of shares issuable upon exercise of the Warrants or conversion of the Face Amount of the Convertible Notes) will be applicable after that event and be as nearly equivalent as practicable. In the event that the Company is not the surviving entity of any such Capital Reorganization, each Warrant and each Convertible Note shall become Warrants and Convertible Notes of such surviving entity, with the same powers, rights and preferences as provided therein.

                  7.6 NO IMPAIRMENT. The Company will not, by amendment of its certificate of incorporation or bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant or the Convertible Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holders of the Warrant and the Convertible Note against impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock issuable upon the exercise of the Warrant or conversion of the Face Amount of the Convertible Note above the amount payable therefor upon such exercise or conversion, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Underlying Common Stock upon exercise of the Warrant or conversion of the Convertible Note.

                  7.7 NOTICE OF ADJUSTMENT OF APPLICABLE PRICE. Whenever the Applicable Price shall be adjusted pursuant to this Section 7 and Section 9.1 hereof, the Company, at its expense, shall promptly, and in any case within 20 days after the making of such adjustments, prepare and deliver to the Holders a certificate signed by the chief financial officer, chief executive officer or President of the Company, setting forth, in reasonable detail, (a) such adjustment or readjustment to the Applicable Price and (b) the method by which such adjustment was calculated.

                  7.8 NOTICE OF CERTAIN CORPORATE ACTIONS. In case the Company shall propose (a) to pay any dividend to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock, or (b) to offer to the holders of its Common Stock rights to subscribe for or to purchase any Additional Shares of Common Stock or other securities, rights or options, or (c) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision, or combination, of outstanding shares of Common Stock), or (d) to effect any Capital Reorganization, or (e) to effect any consolidation, merger or share exchange, or any sale, lease, transfer or other disposition of all or a majority of its property, assets or business, or (f) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each Holder prior notice of such proposed action, which shall specify the date on which a record is to be taken for the purposes of such stock dividend, distribution or offering of rights, or the date on which such reclassification, reorganization, consolidation, merger, share exchange, sale, lease, transfer, disposition, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Common Stock, if any, and the number and kind of any other shares of stock which will comprise the Underlying Common Stock, and the purchase price or prices thereof, after giving effect to any adjustment, if any, which will be required as a result of such action. Such notice shall be so given in the case of any action covered by clause (a) or (b) above at least twenty (20) days prior to the record date for determining holders of the Common Stock for purposes of such action, and in the case of any other such action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

                  7.9 LIMITATION ON HOLDERS' RIGHTS. Prior to the exercise of the Warrant or the conversion of the Face Amount of the Convertible Note, the Holder thereof shall not be entitled to any rights of a stockholder by reason of holding the Warrant or the Convertible Note, including, without limitation, the right to vote or receive dividends or other distributions, or any notice of any proceedings of the Company except as expressly provided in this Agreement.

                  7.10 RESERVATION OF COMMON STOCK. The Company shall at all times reserve and keep available for issuance upon the exercise of any Warrant or the conversion of the Face Amount of the Convertible Note such Underlying Common Stock as will be sufficient to permit the exercise and conversion in full of any outstanding Warrant and Convertible Note. If at any time the number of authorized but unissued shares of the Common Stock shall not be sufficient to effect the exercise of this Warrant, the Company will take all such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock as shall be sufficient for such purpose.

                  85. Before taking any action which would result in an adjustment to the Applicable Price the Company shall (a) take any corporate action which is necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of Underlying Common Stock free and clear of all taxes, Liens and charges upon the exercise of any Warrant or the conversion of the Face Amount of any Convertible Note, as the case may be, immediately after the taking of such action and (b) obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

                  86. The Company will list on each national securities exchange or AMEX on which any Common Stock may at any time be listed, subject to official notice of issuance upon exercise of any Warrant or conversion of any Convertible Note, as the case may be, and will maintain such listing of, all shares of Common Stock from time to time issuable upon the exercise of the Warrant or the Convertible Note, as the case may be. The Company will also so list on each national securities exchange, and will maintain such listing of, any other securities if at the time any securities of the same class shall be listed on such national securities exchange or AMEX by the Company.

                  7.11 TAKING OF RECORD; STOCK AND WARRANT TRANSFER BOOKS. The Company shall not at any time, except upon complete dissolution, liquidation or winding up, close its stock transfer books, its Warrant transfer books or its Convertible Note transfer books so as to result in preventing or delaying the exercise, conversion or transfer of any Warrant or any Convertible Note, as the case may be, unless otherwise required by any applicable federal, state or local law.

                  7.12 REPLACEMENT OF INSTRUMENTS. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any certificate or instrument evidencing any Warrant or the Convertible Note issued by the Company, and

                  (a) in the case of loss, theft or destruction, of an indemnity reasonably satisfactory to it, PROVIDED that, if the owner of the same is an initial Holder, its own agreement of indemnity shall be deemed to be satisfactory, or if the owner of the same is a Holder the Company may require a bond, or

                  (b) in the case of mutilation, upon surrender or cancellation thereof,

the Company, at its expense, shall execute, register and deliver, in lieu thereof, a new certificate or instrument for (or covering the purchase of) an equal number of Warrants or Warrant Stock or Convertible Notes or Convertible Note Stock, as the case may be.

         8.       COVENANTS.

                  8.1 INSPECTION. At reasonable times and during normal business hours, in a manner which does not unreasonably interfere with the business and operations of the Company, the Company shall permit the Purchaser, its attorney or its other representative to visit and inspect the Company's properties, to examine the Company's books of account and other records and agreements, to make copies or extracts therefrom and to discuss the Company's affairs, finances and accounts with its officers, management employees and independent auditors often as such Purchaser or transferee may reasonably request; PROVIDED, however, that the Purchaser shall bear any costs or expenses of such investigations or inquiries.

                  8.2 CONFIDENTIAL INFORMATION. The Purchaser understands and acknowledges that the purchase or sale of securities by a person that possesses material, non-public information concerning the issuer of the securities may violate Applicable Laws. The Purchaser hereby agrees that it shall not trade in the Company's securities in violation of Section 10(b) of the Exchange Act and Rule 10b-5 thereunder.

                  8.3 OBSERVATION RIGHTS. So long as the Purchaser holds the Convertible Note or Warrant or any Underlying Common Stock, the Company shall invite two representatives of the Purchaser to attend all meetings of its Board (the "REPRESENTATIVES"), including any committee thereof, in a nonvoting-observer capacity and shall give such Representatives copies of all notices, minutes, consents and other materials it provides to its directors, PROVIDED, HOWEVER, that such Representatives shall agree in writing not to disclose such materials to any third party unless legally required to do so (in which case Purchaser shall agree to use its commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such materials) and, if an attorney-client privileged communication will occur, such Representatives may be excused from participation in such communication if the Company determines in good faith, based on the advice of counsel, that such excusal is necessary in order to preserve the Company's attorney-client privilege (in which case Purchaser shall be provided advance notice of such excusal and a summary of the subject matter discussed to the fullest extent possible while preserving such attorney-client privileged communication). All reasonable expenses of one such Representative incurred in connection with his or her service as a nonvoting-observer on the Board (including travel expenses to the location of such meetings) shall be promptly reimbursed by the Company. The Purchaser shall use its best efforts to minimize such expenses including, without limitation, by attending meetings telephonically.

                  8.4 MAINTENANCE OF INSURANCE. The Company and each Subsidiary shall keep in full force and effect fire, casualty and liability insurance policies (including directors and officers insurance), in amount on terms that its Board deems appropriate.

                  8.5 MATERIAL CHANGES AND OTHER NOTICES. The Company shall promptly notify the Purchaser in writing of (a) any materially adverse changes in the assets, properties, financial condition, operating results, prospects or business of the Company and its Subsidiaries, including by promptly providing to the Purchaser a copy of any press release or Form 8-K relating to the foregoing, and (b) any lawsuit, claim, proceeding or investigation pending or, to the Knowledge of the Company, threatened, or any judgment, order or decree involving the Company or its Subsidiaries that has or would reasonably be expected to have a Material Adverse Effect.

                  8.6 RESTRICTIONS ON CERTAIN ACTION. The Company shall not at any time enter into an agreement or other instrument which limits or is intended to limit in any manner its ability to perform its obligations under the Transaction Documents or making such performance or the issuance of shares of Common Stock upon the exercise of any Warrant, or the conversion of the Face Amount of the Convertible Note, as the case may be, issued by it a default under any such agreement or instrument.

                  8.7 WEEKLY PROJECT MEETINGS AND OTHER OBLIGATIONS OF THE COMPANY. The Chief Executive Officer of the Company shall confer with the Purchaser's project manager on a weekly basis to discuss the services being provided to the Purchaser under the Development Agreement. The project manager responsible for the services being provided to the Purchaser under the Development Agreement, currently Colleen McNally, shall devote adequate time to the services.

                  8.8 PRESS RELEASES. Subject to the Company's obligations to comply with applicable laws and regulations, including without limitation applicable securities' laws; provided the Company shall provide Purchaser with prompt written notice of any such obligations and shall take no actions beyond the scope of such obligations, the Company will receive Purchaser's approval in its reasonable discretion before (i) releasing any press release that provides any information regarding Purchaser and/or this Agreement or (ii) including Purchaser's name on any published list of customers. Neither party shall use the name, logos, service marks, trademarks and identity of the other (and the Company shall not use those of Purchaser's sublicensees) in publicity, advertising, or any similar activity without the prior written consent of the other.

                  8.9 TERMINATION OF COVENANTS. The covenants set forth in Sections 8.1 through 8.7 shall terminate as to the Purchaser and be of no further force and effect at the time the Purchaser no longer holds at least (1) 25% of the Face Amount of the Convertible Note or (2) 25% of the underlying Common Stock issuable upon conversion of the Face Amount of the Convertible Note or (3) 25% of the Warrant or (4) 25% of the Underlying Common Stock issuable upon exercise of the Warrant.

                  8.10 CERTAIN NEGATIVE COVENANTS. So long as the Purchaser holds at least (1) 25% of the Face Amount of the Convertible Note or (2) 25% of the underlying Common Stock issuable upon conversion of the Face Amount of the Convertible Note or (3) 25% of the Warrant or (4) 25% of the Underlying Common Stock issuable upon exercise of the Warrant, (a) the Company shall provide prior written notice to the Purchaser for any action by the Company under clause (i) below and (b) the prior written consent of the Purchaser shall be required for any action by the Company under clauses (ii) or (iii) below:

                  (i) authorizes any sale or transfer of all or substantially all of the Company's assets or any transaction or series of transactions that have the economic effect of the foregoing, or

                  (ii) fundamentally changes the Company's business purpose; or

                  (iii) authorizes any material agreement, transaction or relationship with any person that controls, is controlled by, or is under common control with, the Company or with any officer, director, shareholder or employee of the Company, including any member of any of their immediate families, unless such agreement, transaction or relationship is (i) substantially on terms that would be offered by an unaffiliated party and (ii) approved by a majority of the unaffiliated members of the Board.

         9.       REMEDIES.

                  9.1 ADJUSTMENT OF THE APPLICABLE PRICE UPON BREACH OF COVENANTS. If it is determined in accordance with the procedure outlined in
Section 9.4 that the Company has breached any of the covenants contained in
Section 8 herein, and the Company fails to cure such breach or obtain a waiver as provided by herein, then (1) the Purchaser shall be entitled to stop any further payments contemplated pursuant to the Development Agreement (effective immediately upon written notice), and (2) the Exercise Price and Conversion Price shall each be reduced by 10% of its then current amount, it being understood, however, that such remedies shall not be the sole or exclusive remedy of the Purchaser except for damages and that the Purchaser shall be entitled to pursue remedies at law other than damages, including injunctive relief or other equitable remedies, in the event of any such breach; it is further understood that no remedy is exclusive of any other remedy and that all available remedies are cumulative to the extent permitted by law. A "BREACH OCCURRENCE" shall refer to a breach by the Company that has been determined as set forth in Section 9.4.

                  9.2 NOTICE OF BREACH. The Purchaser shall give written notice to the Chief Executive Officer of the Company, with a copy to the Secretary of the Company and the Company's counsel, of any claim of breach of any covenant contained in Sections 8, including in such notice a detailed description of the facts upon which such breach is based (the "BREACH NOTICE") within a reasonable period of time following the date on which the Purchaser obtained or should have obtained knowledge thereof. The Company will have the right to make such investigation of the Purchaser's claim as the Company may deem necessary or desirable. The Company shall have 60 days from the date of receipt of the Breach Notice to dispute the Breach Notice, or to cure such breach or obtain a waiver thereof in accordance with the provisions hereto; PROVIDED, if by the nature of such breach it is not susceptible to cure within 60 days, such 60 day period will be extended for a reasonable period of time (but in no event beyond 180 days from the date of receipt of the Breach Notice) so long as the Company diligently prosecutes appropriate curative action to completion.

                  9.3 DISPUTE OF BREACH NOTICE. If the Company disputes the breach described in the Breach Notice, within 60 days after receipt of the Breach Notice it shall give written notice to the Purchaser setting forth with reasonable specificity the reasons for objecting thereto, whereupon the Company and the Purchaser shall promptly and in good faith attempt to resolve such dispute. If no such resolution can be reached after good faith negotiation, either party may demand arbitration of the matter, and in any such event the matter shall be settled by arbitration conducted by three arbitrators. The Company and the Purchaser shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators so selected as to the validity of any breach in such Breach Notice shall be binding and conclusive upon the parties to this Agreement, and the parties shall act promptly in accordance with such decision. Any such arbitration shall be held in San Diego, California. Any such arbitration shall be conducted under the rules then in effect of the American Arbitration Association.

                  9.4 DETERMINATION OF BREACH. Any such breach shall be deemed to be a Breach Occurrence triggering adjustment of the Applicable Price if the Company fails to cure such breach within the time contemplated by Section 9.2, or obtain a waiver thereof or invoke the dispute resolution procedures of
Section 9.3 within 60 days after the date of receipt of the Breach Notice.

         10.      REGISTRATION RIGHTS.

                  10.1 GRANT OF RIGHT. The Company hereby grants to each Holder the registration rights set forth in this Section 10, with respect to the Registrable Securities (as defined below) owned by such Holder.

                  10.2 CERTAIN DEFINITIONS. As used in this Section 10:

                  (a) The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by filing with the Commission a registration statement (the "REGISTRATION STATEMENT") in compliance with the Securities Act, and the declaration or ordering by the Commission of the effectiveness of such Registration Statement.

                  (b) The term "REGISTRABLE SECURITIES" means (i) shares of the Warrant Stock, (iii) shares of the Convertible Note Stock and (iii) any shares of Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such shares referenced in clauses (i) and (ii) above; PROVIDED, HOWEVER, that shares of Common Stock or other securities shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(l) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, and (C) they are held by a Holder who cannot sell all Registrable Securities held by such Holder in any three-month period except in a private transaction exempt from registration pursuant to Rule 144, PROVIDED, HOWEVER, that such shares of Common Stock or other securities shall continue to be treated as Registrable Securities with respect to any Holder owning more than two percent (2%) of the Company's outstanding Common Stock until such time as such Holder owns less than two percent (2%) of the Company's outstanding Common Stock.

                  10.3 PIGGYBACK REGISTRATION.

                  (a) COMPANY REGISTRATION. If at any time or from time to time the Company shall determine to register any of its securities for its own account (other than a registration relating to an employee benefit plan or a Rule 145 transaction), the Company will:

                           (i) promptly (but in any event within 10 days) give
to each Holder written notice thereof; and

                           (ii) subject to subsection (b) below, include in such
registration (and any related qualification under Applicable Laws or other compliance so long as the Company is not required to execute a general consent to service of process), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within fifteen (15) days after receipt of such written notice from the Company, by any Holders.

                  (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 10.3(a)(i). In such event the right of any Holders to registration pursuant to this Section 10.3 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

                  87. All Holders proposing to distribute their Registrable Securities through such underwriting shall, together with the Company and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 10.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting. If such a limitation is required, the Company shall so advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the following manner: shares, other than Registrable Securities and other securities that have contractual rights with respect to registration with similar or greater priority to those provided for in this Section 10.3, requested to be included in such registration by shareholders shall be excluded, and if a limitation on the number of shares is still required, the number of Registrable Securities and other securities that have similar or greater contractual rights with respect to registration that may be included shall be allocated among the holders thereof in proportion, as nearly as practicable, to the amounts of Registrable Securities requested to be registered and such other securities requested to be registered and held by each such Holder at the time of filing the Registration Statement. Any securities excluded or withdrawn from such underwriting shall not be transferred in a public distribution prior to 90 days after the effective date of the registration statement relating thereto, or such shorter period as the underwriters shall require. For purposes of any such underwriter cutback, all Registrable Securities and other securities held by any Holder that is a partnership or corporation, shall also include any Registrable Securities held by the partners, retired partners, shareholders or Affiliated entities of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and such Holder and other persons shall be deemed to be a single "selling holder," and any pro rata reduction with respect to such "selling holder" shall be based upon the aggregate amount of shares carrying registration rights and requested to be registered owned by all entities and individuals included in such "selling holder," as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. Nothing in this Section 10.3 is intended to diminish the number of securities to be included by the Company in the underwriting.

                  88. If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

                  (c) RIGHT TO TERMINATE REGISTRATION. The Company shall have the right to terminate or withdraw any registration initiated by it under this
Section 10.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration.

                  10.4 FORM S-3.

                  (a) Within ninety (90) days after a request by a Holder, the Company shall prepare and file with the Commission a registration statement on Form S-3 (or, if Form S-3 is not then available to the Company, within 90 days following such date on which Form S-3 next becomes available to the Company) covering the registration of any Registrable Securities then outstanding or with respect to which a Notice of Exercise or a Notice of Conversion has been properly delivered to the Company pursuant to Section 14.7 hereof. The Company shall use its commercially reasonable efforts to obtain the effectiveness of the Registration Statement. The Company shall use commercially reasonable efforts to keep such registration statement effective at all times until the termination of the registration rights pursuant to Section 10 hereof. The Company shall not be requested to effect more than two registrations in any 12 month period under this Section 10.4.

                  (b) If the Company shall receive from any Holder a written demand that the Company effect a registration pursuant to this Section 10.4, the Company shall promptly give notice to all Holders that hold Registrable Securities of the receipt of a request for registration pursuant to this Section
10.4 and shall provide a reasonable opportunity for other Holders to participate in the registration; PROVIDED, HOWEVER, that the Company shall not be obligated to effect any such registration if the Holders, as the case may be, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $500,000. Notwithstanding the foregoing, nothing herein shall restrict, prohibit, or limit in any way a Holder's ability to exercise its registration rights under Section 10 hereof.

                  (c) In the event that (i) the Company receives from a Holder a written demand that the Company effect a registration pursuant to this Section
10.4 and (ii) the offering to which such registration relates is to be an underwritten public offering, then to the extent that either the Holders of a majority of the Registrable Securities to which such registration relates or the managing underwriter notifies the Company in writing that, in the judgment of such Holders or such managing underwriter, the inclusion of additional information in the Form S-3 registration statement is of material importance to the success of the offering, then the Company shall be obligated to include such additional information in the registration statement to the reasonable satisfaction of the Initiating Grantees or such managing underwriter, as the case may be

                  (d) The Company shall not be required to take any action under this Section 10.4, (i) if the Company within 21 days of the request of the initiating Holder(s), give notice of its bona fide intentions to effect a filing of a registration statement in connection with a primary offering of Common Stock by the Company within 45 days of the receipt of the request, or (ii) the Company shall furnish to such Holder(s) a certificate signed by the President or chief financial officer of the Company stating that in the good faith judgment of its Board of Directors it would be seriously detrimental to the Company and its shareholders for a registration statement to be filed at the date such filing would be required, in which case the Company shall have an additional period of not more than (90) days within which to file such registration statement; PROVIDED, HOWEVER, that the Company shall not use this right more than once in any 12-month period.

                  10.5 EXPENSES OF REGISTRATION. All Registration Expenses (as defined below) incurred in connection with all registrations effected pursuant to Sections 10.3 and 10.4 shall be borne by the Company; PROVIDED, HOWEVER, that the Company shall not be required to pay stock transfer taxes or underwriters' discounts or selling commissions relating to Registrable Securities. "REGISTRATION EXPENSES" means any and all expenses incident to performance of or compliance with this Agreement, including, without limitation, (a) all registration and filing fees of the Commission, a stock exchange or the National Association of Securities Dealers, Inc., (b) all fees and expenses of complying with Applicable Laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities) unless paid by the underwriters, (c) all printing, messenger and delivery expenses, (d) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange, (e) the reasonable fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incidental to such performance and compliance, (f) the reasonable fees and disbursements of one counsel selected by the Holders holding a majority of the Registrable Securities being registered to represent all Holders that hold the Registrable Securities being registered in connection with each such registration, (g) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, including fees and disbursements of counsel for the underwriters, but excluding underwriting discounts and commissions, (h) liability insurance if the Company so desires or if the underwriters so require, and (i) the fees and expenses of any special experts retained by the Company in connection with the requested registration.

                  10.6 OBLIGATIONS OF THE COMPANY. In connection with the registration of Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                  (a) Except as otherwise provided in this Section 10, use its commercially reasonable efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for the lesser of 120 days or until the Holders have completed the distribution relating thereto;

                  (b) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement; PROVIDED, that before filing a Registration Statement or prospectus, or any amendments or supplements thereto, the Company will furnish to one counsel selected by the Holders that hold a majority of the Registrable Securities covered by such Registration Statement to represent all Holders of Registrable Securities covered by such Registration Statement, copies of all documents proposed to be filed, which documents will be subject to the review of such counsel;

                  (c) furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

                  (d) use its best efforts to register or otherwise qualify the securities covered by such Registration Statement under such other Applicable Laws as shall be reasonably requested by the Holders or the managing underwriter, PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where, but for the requirements of this paragraph (d), it would not be obligated to be so qualified;

                  (e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering (each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement);

                  (f) notify each Holder that holds Registrable Securities covered by such Registration Statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and at the request of any such seller, promptly prepare and promptly furnish to such seller a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the sellers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (g) in the event of an underwritten public offering, obtain a "cold comfort" letter or letters from the Company's independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the underwriter of such offering of such Registrable Securities shall reasonably request;

                  (h) in the event of an underwritten public offering, obtain an opinion of counsel for the Company in customary form and covering matters of the type customarily covered in opinions of issuer's counsel as the underwriter of such offering shall reasonably request;

                  (i) use its best efforts to list the Registrable Securities covered by such Registration Statement with any securities exchange or AMEX, as the case may be, on which the Common Stock is then listed;

                  (j) make available for inspection by each Holder including Registrable Securities in such registration, any underwriter participating in any distribution pursuant to such registration, and any attorney, accountant or other agent retained by such Grantee or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as such parties may reasonably request, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Grantee, underwriter, attorney, accountant or agent in connection with such Registration Statement, PROVIDED, HOWEVER, that such Holder, underwriter or agent shall agree in writing, in a form satisfactory to the Company, to maintain the confidentiality of any such information furnished to such Holder, underwriter or agent in connection with such registration;

                  (k) cooperate with Holders including Registrable Securities in such registration and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, such certificates to be in such denominations and registered in such names as such Holders or the managing underwriters may request at least two Business Days prior to any sale of Registrable Securities;

                  (l) permit any Holder, which Holders, in the sole and exclusive judgment, exercised in good faith, of such Holder, might be deemed to be a controlling person of the Company, to participate in good faith in the preparation of such Registration Statement and to require the insertion therein of material, furnished to the Company in writing, that in the reasonable judgment of such Holder and its counsel should be included; and

                  (m) promptly notify each Holders including Registrable Securities in such registration and the underwriters, if any, (i) when the Registration Statement, any pre-effective amendment, the prospectus or any prospectus supplement or post-effective amendment to the Registration Statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective, (ii) of any written request by the Commission for amendments or supplements to the Registration Statement or prospectus, (iii) of any the notification to the Company by the Commission of its initiation of any proceedings with respect to the issuance by the Commission of, or the issuance of by the Commission of, any stop order suspending the effectiveness of the Registration Statement, and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the Applicable Laws of any jurisdiction.

                  10.7 OBLIGATIONS OF THE HOLDERS. The Holder(s) of Registrable Securities included in a Registration Statement shall furnish the Company such information regarding such Holder(s), the Registrable Securities held by them and the distribution proposed by such Holder(s) as is required by Applicable Law to be disclosed in such Registration Statement or in a prospectus used in connection therewith.

                  10.8 RULE 144 REPORTING. With a view to making available to the Holders the benefits of certain rules and regulations of the Commission that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                  (a) make and keep current public information available, within the meaning of Rule 144 or any similar or analogous rule promulgated under the Securities Act;

                  (b) file with the Commission, in a timely manner, all reports and other documents required of the Company under the Securities Act and the Exchange Act;

                  (c) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144, the Securities Act and the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing it to sell any such securities without registration.

                  10.9 TERMINATION OF REGISTRATION RIGHTS. The rights of any particular Holder to cause the Company to register securities under Sections
10.3 and 10.4 hereof shall terminate as to any Holder on the date such Holder is able to dispose of all of its Registrable Securities in any 90-day period pursuant to Rule 144 (or any similar or analogous rule promulgated under the Securities Act); PROVIDED, HOWEVER, that such rights shall not terminate with respect to any Holder owning more than two percent (2%) of the Company's outstanding Common Stock of the Company until such time as such Holder owns less than two percent (2%) of the outstanding Common Stock of the Company.

         11.      TRANSFER.

                  11.1 TRANSFERS GENERALLY. Except as otherwise permitted by
Section 11.2 and 11.6 hereof, Restricted Securities shall be transferable to a Permitted Transferee only upon the conditions specified in this Section 11, which conditions are intended, among other things, to insure compliance with the provisions of the Securities Act in respect of the transfer of any Restricted Securities. Any Holder shall, by its acceptance of any Warrant or Convertible Note hereunder, be deemed to have made the representations, warranties and agreements set forth in Section 4 hereof on the date of such acceptance.

                  11.2 DISPOSITION OF SECURITIES. Subject to compliance with the provisions of this Section 11, any Holder shall have the right to transfer any Restricted Securities to a Permitted Transferee in whole but not in part.

                  11.3 TRANSFERS OF RESTRICTED SECURITIES PURSUANT TO REGISTRATION STATEMENTS AND RULE 144, ETC. The Restricted Securities may be offered or sold by the Holder thereof pursuant to (a) an effective registration statement under the Securities Act, (b) to the extent applicable, Rule 144 or
(c) any other applicable exemption from the Securities Act.

                  11.4 NOTICE OF CERTAIN TRANSFERS. If any Holder of any Restricted Security desires to transfer such Restricted Security other than pursuant to an effective registration statement or Rule 144 under the Securities Act, such Holder shall deliver to the Company at least three Business Days' prior written notice with respect to the proposed transfer, together with an opinion (obtained at such Holder's expense) of such counsel reasonably satisfactory to the Company, to the effect that an exemption from registration under the Securities Act is available and specifying the applicable exemption.

                  11.5 RESTRICTIVE LEGEND. Each Warrant or Convertible Note Certificate issued under this Agreement as well as any Transferred Warrants or Transferred Convertible Notes transferred pursuant to Section 11.6 herein and the Underlying Common Stock shall be stamped or otherwise imprinted with a legend (a) in the form provided in Exhibit A with respect to the Warrant, the Warrant Stock and any Transferred Warrants and (b) in the form provided in Exhibit B with respect to Convertible Notes, the Convertible Note Stock and any Transferred Convertible Notes.

                  11.6 TERMINATION OF RESTRICTIONS. The restrictions imposed by this Section 11 upon the transferability of the Restricted Securities shall cease and terminate as to any particular Restricted Security when such Restricted Security shall have been effectively registered under the Securities Act and sold by the Holder thereof in accordance with such registration or sold under and pursuant to Rule 144 or are eligible to be sold pursuant to paragraph
(k) of Rule 144. Whenever the restrictions imposed by this Section 11 shall terminate as to any Restricted Security as hereinabove provided, the Holder thereof shall, upon written request, be entitled to receive from the Company, without expense, a new certificate evidencing such Restricted Security not bearing the restrictive legend noted above in Section 11.4 otherwise required to be borne by a certificate evidencing such Restricted Security.

                  11.7 TRANSFER, DIVISION AND COMBINATION. Subject to Section 11 hereof, transfer of a Warrant and all rights thereunder, in whole or in part, or a Convertible Note and all rights thereunder, in whole or in part (respectively, the "TRANSFERRED WARRANT" or the "TRANSFERRED CONVERTIBLE NOTE"), shall be registered on the books of the Company to be maintained for such purpose, upon surrender of such Transferred Warrant or such Transferred Convertible Note, as the case may be, at the office of the Company maintained for such purpose pursuant to Section 14.7 hereof, together with a Form of Assignment substantially in the form included in each of Exhibit A and Exhibit B attached hereto, duly executed by the relevant Holder and payment of funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall, subject to Section 11 hereof and the second following sentence, (a) execute and deliver a new Warrant or a new Convertible Note in the name of the assignee or assignees and in the denominations specified in such instrument of assignment, (b) issue to the assignor a new Warrant or a new Convertible Note evidencing the portion of such Transferred Warrant or such Transferred Convertible Note not so assigned or transferred and (c) promptly cancel such Transferred Warrant or such Transferred Convertible Note. A Warrant or a Convertible Note, if properly assigned in compliance with Section 11 hereof, may be exercised or converted by an assignee for the purchase of shares of Underlying Common Stock without having a new Warrant or a new Convertible Note issued. Notwithstanding any provision herein to the contrary, the Company shall not be required to register the transfer of Warrant or Underlying Common Stock issued pursuant thereto, or the transfer of a Convertible Note or any Underlying Common Stock issued pursuant thereto, in the name of any Person who acquired such Warrant (or part thereof) or any Underlying Common Stock issued pursuant thereto, or such Convertible Note or any Underlying Common Stock issued pursuant thereto, otherwise than in accordance with this Agreement.

                  89. The Company shall maintain with its transfer agent or at its aforesaid office, books for the registration and transfer of the Warrant and the Convertible Note.

         12.      RELEASE.

                  (a) In consideration of the mutual execution of this Agreement and the mutual agreement to be legally bound by its terms, each party, on behalf of itself and its Affiliates, Subsidiaries, parents, members, directors, officers, employees, agents, representatives, heirs, assigns, predecessors and/or successors (the "RELATED PARTIES"), hereby releases, acquits and forever discharges the other party hereto and its Related Parties of and from any and all claims, demands, actions, suits, debts, liabilities, losses, attorney's fees, expenses, judgments, settlements and other damages or costs of whatever nature, known or unknown, as may exist between the parties and/or their Related Parties as of the date hereof (the "CLAIMS"), including claims arising out of, derived from, predicated upon or relating to the Professional Services Agreement and related Schedules dated July 10, 2001 between SVI Retail, Inc. and/or its Affiliates and Purchaser and prior service and/or modification agreements between SVI Retail, Inc. and/or its Affiliates and Purchaser (the "SUPERSEDED DOCUMENTS"). Notwithstanding the foregoing, this release shall not relate to (i) any future Claims, after the date hereof, arising out of, derived from, predicated upon or relating to the License Agreement between Island Pacific Systems Corp. and Purchaser including all attachments thereto, dated May 20, 1999 or (ii) any third-party indemnification claims. The foregoing shall not prevent or impair the right of either party to bring an action, claim, lawsuit, arbitration or other proceeding for a breach of the Transaction Documents, including any representation, warranty or covenant contained herein.

                  (b) With respect to the Claims, each party hereby expressly waives the provisions of California Civil Code section 1542 (or any equivalent statute or law in applicable jurisdictions), which reads:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in the creditor's favor at the time of executing the release, which if known by creditor must have materially affected his settlement with the debtor."

         13.      SURVIVAL; INDEMNIFICATION.

                  13.1 SURVIVAL. The representations and warranties contained in Sections 3 and 4 hereof shall survive from the date hereof and shall continue in full force and effect for two (2) years from execution of this Agreement, except that the representations and warranties contained in Section 3.4 shall survive for the limitation period under applicable law.

                  13.2 INDEMNIFICATION BY THE COMPANY AND THE PURCHASER.

                  (a) The Company shall defend, hold harmless and indemnify the Purchaser for any and all Losses arising out of or based on subparagraph (a)(i) and (a) (iii) below and each Holder of Registrable Securities for any Losses arising out of or based on subparagraph (a)(iii) below and their respective officers, directors, partners, employees and agents, each person controlling such Purchaser or Holder, each underwriter in connection with a registration, if any, and each person who controls any such underwriter (each, a "PURCHASER INDEMNIFIED PARTY") against, and hold each Purchaser Indemnified Party harmless from, all Losses (including any diminution in value of the Underlying Common Stock or other securities of the Company hereafter acquired by the Purchaser under this Agreement), demands, actions, causes of action, assessments, damages, liabilities, costs or expenses, including without limitation, interest, penalties, fines, fees, deficiencies, claims of damage, reasonable attorneys' and other professional fees and expenses incurred in the investigation, prosecution, defense or settlement thereof (collectively, the "LOSSES")

                  (i) arising out of or based on any breach or inaccuracy of any warranty, representation or covenant (other than Section 8.9) of the Company set forth in this Agreement other than any Losses resulting from any action on the part of such Purchaser Indemnified Party that is finally determined in such proceeding to be the result of such party's gross negligence or willful misconduct; PROVIDED, that the Purchaser Indemnified Party shall not be entitled to indemnification hereunder unless the total of all such Losses exceeds $25,000, in which case all such Losses up to the amount paid by the Purchaser pursuant to Section 2.2, including the first $25,000, shall be entitled to indemnification hereunder PROVIDED, that the Company's aggregate liability under this subparagraph (a)(i) shall not exceed the amount paid pursuant to
         Section 2.2.

                  (ii) arising out of or related to the Purchaser's governance rights provided for by Section 8.9 hereof. The Company shall use its commercially reasonable best efforts not to allow the subrogation of any claim of the type discussed in this subparagraph (a)(ii) against the Purchaser.

                  (iii) to which they may become subject under the Securities Act and Exchange Act or other federal or state law arising out of or based on (x) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document (including any related Registration Statement, notification, or the like) incident to any registration or related qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, (y) any violation or alleged violation by the Company of any federal, state or common law rule or regulation applicable to the Company in connection with any such registration or related qualification or compliance, or (z) any failure to register or qualify Registrable Securities in any state where the Company or its agents have affirmatively undertaken or agreed in writing that the Company (the undertaking of any underwriter chosen by the Company being attributed to the Company) will undertake such registration or qualification on behalf of the Holders of Registrable Securities (provided that in such instance the Company shall not be so liable if it has undertaken its reasonable best efforts to so register or qualify such Registrable Securities) and will reimburse, as incurred, each such Holder, each such underwriter and each of their respective officers, directors, partners, employees and agents and controlling persons, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in conformity with written information furnished to the Company by such Holder or underwriter specifically for inclusion therein; PROVIDED, FURTHER, that the indemnity provided hereby shall not inure to the benefit of any Holder of Registrable Securities, each of such Holder's officers, directors, partners, employees and agents and controlling persons, or to the benefit of any underwriter and any person who controls any underwriter in connection with any claim, loss, damage or liability arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other similar document or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading in light of the circumstances under which it was made if such Holder (to the extent such Holder is required to deliver a prospectus) or underwriter failed to send or give a copy of the prospectus, offering circular or similar document, as the same may be amended or supplemented, in a timely manner and the untrue statement or alleged untrue statement of a material fact or omission (or alleged omission) to state a material fact in such earlier prospectus, offering circular or similar document, was corrected in the final prospectus, offering circular or similar document, unless such failure resulted from non-compliance by the Company with its obligation to prepare and deliver a final prospectus.

                  (b) The Purchaser shall defend, hold harmless and indemnify the Company and its respective officers, directors, partners, employees and agents and each person controlling the Company (each, a "COMPANY INDEMNIFIED PARTY") against, and hold each Company Indemnified Party harmless from all losses, demands, actions, causes of action, assessments, damages, liabilities, costs or expenses, including without limitation, interest, penalties, fines, fees, deficiencies, claims of damage, reasonable attorneys' and other professional fees and expenses incurred in the investigation, prosecution, defense or settlement thereof (collectively, the "COMPANY LOSSES") arising out of or based on any breach or inaccuracy of any warranty, representation or covenant of the Purchaser set forth in this Agreement other than any Company Losses resulting from any action on the part of such Company Indemnified Party that is finally determined in such proceeding to be the result of such Company Indemnified Party's gross negligence or willful misconduct; PROVIDED, that the Company Indemnified Party shall not be entitled to indemnification hereunder unless the total of all such Losses exceeds $25,000, in which case all such Company Losses up to the amount paid by the Purchaser pursuant to Section 2.2, including the first $25,000, shall be entitled to indemnification hereunder PROVIDED, that the Purchaser's aggregate liability under this subparagraph (b) shall not exceed the amount paid pursuant to Section 2.2.

                  (c) Each party entitled to indemnification under this Section
13.2 ("INDEMNIFIED PARTY") shall give notice to the party required to provide such indemnification (the "INDEMNIFYING PARTY") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; PROVIDED that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding; and PROVIDED FURTHER that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 13.2, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. An Indemnifying Party, in the defense of any such claim or litigation, may, without the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that includes as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability with respect to such claim or litigation.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which any Indemnified Party under this Agreement, or any controlling person of any such Indemnified Party, makes a claim for indemnification pursuant to this Section 13.2 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 13.2 provides for indemnification in such case; then, and in each such case, the Company and such Holder will contribute to the aggregate claims, losses, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of the securities offered by such Holder pursuant to the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and the Company will be responsible for the remaining portion; PROVIDED, HOWEVER, that, in any case, (A) no such Holder will be required to contribute any amount in excess of the public offering price of all securities offered by it pursuant to such Registration Statement, after deduction of underwriting discounts and commissions; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  (e) The indemnities provided in this Section 13.2 shall survive the transfer of any Registrable Securities by such Holder.

                  (f) Nothing contained in this Section 13.2 shall limit in any manner any remedy at law or in equity to which a Purchaser Indemnified Party shall be entitled against the Company as a result of fraud or intentional misrepresentation by the Company or any of its representatives or agents.

                  (g) Any indemnification payment made by the Company to a Purchaser pursuant to this Section 13.2, including the issuance of any additional Common Stock, shall be treated for federal, state, local and foreign tax purposes as an adjustment to the price paid by the Purchase for the Common Stock.

                  13.3 NOTIFICATION BY INDEMNIFIED PARTY. In the event of a claim by a third party for which a party hereto is entitled to indemnification, the Indemnified Party shall give written notice to the Indemnifying Party promptly after such Indemnified Party has knowledge of any claim, action, proceeding or investigation as to which indemnity may be sought. The Indemnifying Party shall be entitled to assume the defense of any such claim, action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. The Indemnified Party shall have the right to employ separate counsel in connection with any such claim, action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by the Indemnified Party. However, if the Indemnifying Party declines or fails to assume the defense of any such claim, action, proceeding or investigation and the Indemnified Party then employs counsel to assume defense thereof, the Indemnifying Party shall pay all reasonable fees and expenses of such counsel employed by the Indemnified Party. The Indemnifying Party shall be liable only for settlement of any claim against an Indemnified Party made with the Indemnifying Party's written consent, not to be unreasonably withheld.

         14.      MISCELLANEOUS.

                  14.1 ENTIRE AGREEMENT. This Agreement and the other Transaction Documents constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and, for the avoidance of doubt, shall supersede in all respects the Superseded Documents. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  14.2 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California (exclusive of such state's choice of conflict rules).

                  14.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  14.4 JURISDICTION. Each party hereto hereby irrevocably and unconditionally submits to the jurisdiction of the state and federal courts located in the County of San Diego, State of California for any actions, suits, or proceedings arising out of or relating to this agreement and the transactions contemplated hereby. Each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this agreement or the transactions contemplated hereby, in such state or federal courts as aforesaid and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                  14.5 ATTORNEYS' FEES. In the event any litigation, arbitration, mediation, or other proceeding ("PROCEEDING") is initiated by any party(ies) against any other party(ies) to enforce, interpret or otherwise obtain judicial or quasi-judicial relief in connection with this Agreement, the prevailing party(ies) in such Proceeding shall be entitled to recover from the unsuccessful party(ies) all costs, expenses, and actual attorneys' fees relating to or arising out of (a) such Proceeding (whether or not such Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding, including without limitation one to enforce any judgment or award, shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorneys' fees.

                  14.6 WAIVER OF JURY TRIAL. The parties hereby waive trial by jury in any judicial proceeding to which they are parties involving, directly or indirectly, any matter in any way arising out of, related to or connected with this Agreement.

                  14.7 HEADINGS. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  14.8 NOTICES. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid, or sent by confirmed fax, addressed

                  (a) if to the Company, at:

                  SVI Solutions, Inc.
                  5607 Palmer Way
                  Carlsbad, CA 92008
                  Fax:  (858) 481-8557
                  Attention: Barry Schechter, Chief Executive Officer

                  With a copy to:

                  Solomon Ward Seidenwurm & Smith, LLP
                  401 B Street, Suite 1200
                  San Diego, CA 92101
                  Fax:  (619) 231-4755
                  Attention: Norman L. Smith, Esq.

or at such other address as the Company shall have furnished to the Purchaser or other Holder in writing, and

                  (b) if to the Purchaser or other Holder, at:

                  Toys "R" Us, Inc.
                  461 From Road
                  Paramus, NJ 07652
                  Attention: General Counsel

                  With a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, NY  10017
                  Fax:  (212) 455-2502
                  Attention:  Philip T. Ruegger, Esq.

or at such other address as the Purchaser or other Holder shall have furnished to the Company in writing.

                  14.9 SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  14.10 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to the Company or the Purchaser or any subsequent Holder of the Warrant or the Convertible Note upon any breach, default or noncompliance of the Company, the Purchaser or any subsequent Holder of the Warrant or the Convertible Note under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on the part of the Company or the Purchaser of any breach, default or noncompliance under this Agreement or any waiver on the Company's or the Purchaser's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing and that all remedies, either under this Agreement, by law, or otherwise afforded to the Company and the Purchaser, shall be cumulative and not alternative.

                  14.11 AMENDMENTS AND WAIVERS. Except as otherwise expressly provided herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section
14.10 shall be binding upon the Purchaser and each subsequent Holder of the Warrant, the Warrant Stock, the Convertible Note or the Convertible Note Stock.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties as of the date first above written.


                                                      SVI SOLUTIONS, INC.


                                                      By:
                                                         -----------------------
                                                          Name:
THE COMPANY:                                              Title:


                                                      TOYS "R" US, INC.


                                                      By:
                                                         -----------------------
                                                          Name:
PURCHASER:                                                Title: